SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2005

CAP ROCK ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

TEXAS

(State or Other Jurisdiction of Incorporation or Organization)

0-32667	75-2794300
(Commission File Number)	(I.R.S Employer
Identification No.)

500 West Wall Street, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (432) 683-5422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)                                  None

(b)                                 On April 5, 2005, Mr. Lee D. Atkins’ employment with the Company ended. Mr. Atkins had been the Company’s Senior Vice President, Chief Financial Officer and Treasurer.

(c)(1)                    On April 5, 2005, Ms. Celia B. Page (formerly Celia A. Zinn), Vice President, Controller and Assistant Secretary/Treasurer of the Company, was appointed Chief Accounting Officer of the Company.

(c)(2)                    Ms. Celia B. Page, age 57, joined the Company as Controller in July 2001. Ms. Page was appointed Assistant Secretary/Treasurer in August 2002 and Vice President in December 2002.  She previously served as Senior Vice President and Controller of Costilla Energy, Inc. from April 1996 until July 2001.  Ms. Page is a certified public accountant.

(c)(3)                    The Company and Ms. Page entered into an Employment Agreement dated as of September 20, 2001. Ms. Page’s annual salary in the agreement was $100,000.00 per year, or any greater amount of compensation including bonuses and deferred compensation authorized by the wage and salary plan or board policies authorized by the Company, together with an annual salary adjustment in an amount at least equal to any approved across the board salary adjustments for all employees. Ms. Page’s current salary is $123,888. Ms. Page is entitled to 15 days annual vacation and other benefits generally available to all employees. Ms. Page is also entitled to compensatory time off and reimbursement of professional dues and continuing education requirements. In addition to performing her duties as an officer of the Company, Ms. Page has agreed to keep certain information confidential and to not compete with the Company for a period of two years following her termination of employment with the Company. Unless a written notice to terminate is given prior to an anniversary date of the agreement, the agreement automatically renews for one year terms. The agreement can be terminated earlier if the Chief Executive Officer determines that the officer is not properly performing the duties of her job or for cause, as defined in the agreement, which includes dishonesty and neglect by the officer of her job duties. If the agreement is terminated for any other reason, other than a change of control, the officer will receive an amount equal to his or her current salary and benefits for a period of one year, plus such amounts, if any, are at the time of her termination of employment, payable for accrued but untaken vacation and sick leave, compensatory time, bonuses and other compensation authorized by the Board of Directors or Chief Executive Officer.  If there is a change of control and the agreement terminates or Ms. Page’s employment is terminated in contemplation of a change of control, the officer will receive an amount equal to six times the sum of her annual base salary and the greater of the highest bonus awarded to him or her in a prior year or 50% of his or her annual base salary. The agreement also has provisions for reimbursement of any tax or tax payments the officer may be required to make for any excise tax imposed under Section 4999 of the Internal Revenue Code, and reimbursement of any taxes resulting from the excise tax reimbursement.  In the event of a termination by the Company other than for cause, stock based incentives or compensation may accelerate and vest, and restrictions or performance criteria may lapse. Ms. Page’s employment agreement was filed as Exhibit 10.74 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

(d)                                 None

ITEM 7.01                     REGULATION FD DISCLOSURE

On April 6, 2005, the Company issued a press release announcing the departure of an executive officer and appointment of an executive officer. The press release is attached to this current report as Exhibit 99.1.

ITEM 9.01                     FINANCIAL STATEMENTS AND EXHIBITS

(c)                 Exhibits

99.1                           Press Release by Cap Rock Energy Corporation, April 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAP ROCK ENERGY CORPPORATION

	By:	/s/ Celia B. Page
April 7, 2005	Celia B. Page
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release by Cap Rock Energy Corporation, April 6, 2005